UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2013

Federal Home Loan Bank of Dallas
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 214-441-8500
____________________Not Applicable________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2013, the Federal Home Loan Bank of Dallas (the “Bank”) and Nancy Parker entered into a Separation and Release Agreement dated as of November 19, 2013 (the “Agreement”), setting forth certain terms relating to Ms. Parker’s resignation as Chief Operating Officer and Executive Vice President - Operations of the Bank, effective November 15, 2013.
Pursuant to the Agreement, and in lieu of any amounts that might otherwise be payable to Ms. Parker under her Executive Employment Agreement dated November 20, 2007, the Bank agreed to pay to Ms. Parker a separation payment of $105,000 less all applicable taxes and withholding. In consideration of this payment, the Agreement includes a general release of claims by Ms. Parker in favor of the Bank and its affiliates, as well as various other undertakings by Ms. Parker.
The foregoing summary is qualified in its entirety by the terms and conditions set forth in the Agreement, which are incorporated by reference in this Item 5.02. A copy of the Agreement is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits

10.1	Separation and Release Agreement dated as of November 19, 2013 between Nancy Parker and the Federal Home Loan Bank of Dallas

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	November 22, 2013	By:	/s/ Tom Lewis
Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer